Exhibit 21.10
SUBSIDIARIES OF CROWN NORTHCORP, INC.
Crown Mortgage Management, Inc., an Ohio corporation, is wholly owned subsidiary of Crown NorthCorp, Inc.
Crown Properties, Inc., an Ohio corporation, is a wholly owned subsidiary of Crown Mortgage Management, Inc.
CRSBP Holdings Corp., a Delaware corporation, is a wholly owned subsidiary of Crown Mortgage Management, Inc.
CNC Holding Corp., a Delaware corporation, is a wholly owned subsidiary of Crown NorthCorp, Inc.

Eastern Realty, L.L.C., a Virginia limited company, with 99% of the membership interests owned by CNC Holding Corp., and 1% owned by Crown Mortgage Management, Inc.
Eastern Realty Corporation, a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.
Eastern Baltimore, Inc., a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.
CNC Services, LLC, a Delaware limited liability corporation, is 50% owned by CNC Holding Corp.
Crown NorthCorp Limited, organized under the laws of Great Britain, is a wholly owned subsidiary of Crown NorthCorp, Inc.
Crown Asset Management Limited, organized under the laws of Great Britain, is a wholly owned subsidiary of Crown NorthCorp Limited
Rooftop Mortgages Ltd., organized under the laws of Great Britain, is a 20%-owned subsidiary of Crown Asset Management Limited
Crown Mortgage Management Limited, organized under the laws of Great Britain, is a wholly owned by two Crown subsidiaries: Crown Asset Management Limited and Crown NorthCorp Limited
Crown Intressenter AB, organized under the laws of Sweden, is owned 74.3% by Crown NorthCorp, Inc.
Crown Asset Management AB, organized under the laws of Sweden, is wholly owned by Crown NorthCorp Limited
Crown Property Management AB, organized under the laws of Sweden, is wholly owned by Crown Asset Management AB
TBE, organized under the laws of Belgium, is 50% owned by Crown Mortgage Management Limited
Crown Mortgage Management GmbH, organized under the laws of Germany, is wholly owned by Crown Mortgage Management Limited
Crown Westfalen Credit Services GmbH, organized under the laws of Germany, is 50% owned by Crown Mortgage Management GmbH.
Regal Mortgages, organized under the laws of Great Britain, is wholly owned by Crown Mortgage Management Limited